As filed with the Securities and Exchange Commission on November 26, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

California Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-5670947
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10889 Wilshire Blvd.

Los Angeles, California 90024

(Address of Principal Executive Offices, including Zip Code)

California Resources Corporation Long-Term Incentive Plan

(Full Title of the Plan)

Michael L. Preston

Executive Vice President, General Counsel and Corporate Secretary

10889 Wilshire Blvd.

Los Angeles, California 90024

(888) 848-4754

(Name, Address and Telephone Number of Agent For Service)

Copy to:

Sarah K. Morgan

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 per share	27,500,000	$8.78	$241,450,000	$28,057

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of California Resources Corporation (the “Registrant”) that may become issuable pursuant to the adjustment provisions of the California Resources Corporation Long-Term Incentive Plan.

(2)         Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the common stock of the Registrant as reported on a when-issued basis on the New York Stock Exchange on November 20, 2014; this price is used solely for the purpose of calculating the registration fee.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will send or give to all participants in the California Resources Corporation Long-Term Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)   The Registrant’s Registration Statement on Form 10 (File No. 001-36478), initially filed with the Commission on June 5, 2014, as amended by Amendment No. 1 filed on July 16, 2014, Amendment No. 2 filed on August 20, 2014, Amendment No. 3 filed on September 22, 2014, Amendment No. 4 filed on October 8, 2014 and Amendment No. 5 filed on October 14, 2014;

(b)   The description of the Registrant’s Common Stock contained in its Information Statement, dated October 8, 2014, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478), initially filed with the Commission on June 5, 2014, as amended by Amendment No. 1 filed on July 16, 2014, Amendment No. 2 filed on August 20, 2014, Amendment No. 3 filed on September 22, 2014, Amendment No. 4 filed on October 8, 2014 and Amendment No. 5 filed on October 14, 2014, and including any amendment or report filed for the purpose of updating such description;

(c)   The Registrant’s Quarterly Report on Form 10-Q filed October 31, 2014; and

(d)  The Registrant’s Current Reports on Form 8-K filed October 22, 2014 and November 18, 2014.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

The below discussion of the laws of Delaware, the Registrant’s amended and restated articles of incorporation and bylaws, the indemnification agreements, the Registrant’s maintenance of directors’ and officers’ liability insurance, and the Plan is not intended to be exhaustive and is respectively qualified in its entirety by such laws and documents.

The Registrant’s amended and restated certificate of incorporation limits the liability of the Registrant’s directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law (the “DGCL”). Delaware law permits a certificate of incorporation to provide that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•      For any breach of their duty of loyalty to the Registrant or its stockholders;

•      For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•      For any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

The Registrant’s amended and restated bylaws also provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant’s amended and restated bylaws also permit the Registrant to purchase insurance on behalf of any officer, director, employee or other agent of the Registrant for any liability arising out of that person’s actions as an officer, director, employee or agent of the Registrant, regardless of whether Delaware law would permit indemnification. The Registrant has and may in the future enter into indemnification agreements with its directors and officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Under the terms of the Plan, members of the Plan’s administrative committee and officers and employees of the Registrant or any of its subsidiaries acting at the direction or on behalf of the Plan’s administrative committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant with respect to any such action or determination.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the exhibits listed on the accompanying Exhibit Index is filed herewith.

Item 9.                                 Undertakings.

(a)   The undersigned Registrant hereby undertakes:

1.              To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 26, 2014.

California Resources Corporation

By:	/s/ Todd A. Stevens
Name:	Todd A. Stevens
Title:	President and Chief Executive Officer and Director

Each person whose signature appears below hereby constitutes and appoints Todd A. Stevens, Marshall D. Smith, Michael L. Preston, Kendrick F. Royer and Jody L. Johnson and each of them severally as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd A. Stevens	President and Chief Executive	November 26, 2014
Todd A. Stevens	Officer and Director
(Principal Executive Officer)

/s/ Marshall D. Smith	Senior Executive Vice President and Chief	November 26, 2014
Marshall D. Smith	Financial Officer
(Principal Financial Officer)

/s/ Roy Pineci	Executive Vice President — Finance	November 26, 2014
Roy Pineci	(Principal Accounting Officer)

/s/ William E. Albrecht
William E. Albrecht	Executive Chairman and Director	November 26, 2014

/s/ Avedick B. Poladian	Director	November 26, 2014
Avedick B. Poladian

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of California Resources Corporation.

4.2*	Amended and Restated Bylaws of California Resources Corporation.

4.3*	California Resources Corporation Long-Term Incentive Plan.

4.4

Form of Nonstatutory Stock Option Award Terms and Conditions (incorporated herein by reference to Exhibit 10.6 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.5

Form of Restricted Stock Incentive Award Terms and Conditions (Performance-Based) (incorporated herein by reference to Exhibit 10.7 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.6

Form of Restricted Stock Incentive Award Terms and Conditions (Not Performance-Based) (incorporated herein by reference to Exhibit 10.8 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.7

Form of Restricted Stock Unit Award for Non-Employee Directors Grant Agreement (incorporated herein by reference to Exhibit 10.9 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.8

Form of Long-Term Incentive Award Terms and Conditions (Replacement Award) (incorporated herein by reference to Exhibit 10.10 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.9

Form of Restricted Stock Incentive Award Terms and Conditions (Replacement Award—Performance-Based) (incorporated herein by reference to Exhibit 10.11 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

4.10

Form of Restricted Stock Incentive Award Terms and Conditions (Replacement Award—Not Performance-Based) (incorporated herein by reference to Exhibit 10.12 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-36478) filed on September 22, 2014).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ryder Scott Company, L.P.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*                 Filed herewith.